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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 10, 1998) of Primus Telecommunications Group, Inc. pertaining to the Primus Telecommunications Group, Inc.-TresCom International Stock Option Plan of our reports dated September 30, 1997 and January 31, 1996, with respect to the consolidated financial statements of USFI, Inc. included in the Current Report on Form 8-K dated October 20, 1997, and the amendments to such Current Report dated January 5, 1998 and January 7, 1998, of Primus Telecommunications Group, Inc., filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

Hackensack, New Jersey
June 5, 1998